UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 11, 2014

Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5929 Baker Road, Suite 475, Minnetonka MN  55345
(Address of principal executive offices)

(952) 564-3500
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 5, 2014, Wireless Ronin Technologies, Inc. entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Broadcast Acquisition Co., a wholly owned subsidiary of RNIN (“Merger Sub”), and Broadcast International, Inc.  Broadcast International is a provider of managed video solutions, including digital signage, OTT (Over the Top) networks, IPTV, and live/on-demand content distribution for the enterprise.

On April 11, 2014, Wireless Ronin, Broadcast International and Merger Sub entered into an amendment to the merger agreement (the “Amendment”).  The Amendment excludes all of Broadcast International’s disclosed options and warrants outstanding at the time of the merger from the total number of shares of Broadcast International’s common stock outstanding on a fully diluted basis as of the closing of the merger.  The number of shares of Broadcast International common stock outstanding on a fully diluted basis at the closing of the merger is used to calculate the exchange ratio and number of shares of Wireless Ronin common stock to which Broadcast International shareholders are entitled to receive in the merger. By removing Broadcast International’s disclosed outstanding options and warrants from the number of outstanding shares of Broadcast International common stock, the exchange ratio will increase and the number of shares of Wireless Ronin common stock to which each Broadcast International shareholder is entitled to receive will increase.

The Amendment also updates the directors and officers of the surviving corporation of the merger to replace Darrin P. McAreavey, Wireless Ronin’s former Chief Financial Officer, with John J. Walpuck III, Wireless Ronin’s current Chief Financial Officer and Chief Operating Officer.

The completion of the merger remains contingent upon customary closing conditions in addition to (i) the approval of merger by the shareholders of Broadcast International, (ii) subject to certain materiality-based exceptions, the accuracy of the representations and warranties made by, and the compliance or performance of the obligations of, each of Wireless Ronin and Broadcast International set forth in the Merger Agreement, and (iii) the declaration of the effectiveness by the Securities and Exchange Commission of a Registration Statement on Form S-4 to be filed by Wireless Ronin in connection with the merger.

The Amendment is attached to this report as Exhibit 2.1.  The foregoing description of the Amendment is not complete and is qualified in its entirety by the contents of the actual Amendment.

Item 9.01. Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

Exhibit No.	Description
2.1	Amendment to Agreement and Plan of Merger and Reorganization dated April 11, 2014 by and among Wireless Ronin Technologies, Inc., Broadcast Acquisition Co., and Broadcast International, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wireless Ronin Technologies, Inc.

Date: April 17, 2014	By:	/s/ Scott W. Koller
Scott W. Koller, Chief Executive Officer

EXHIBITS

Exhibit No.	Description
2.1	Amendment to Agreement and Plan of Merger and Reorganization dated April 11, 2014 by and among Wireless Ronin Technologies, Inc., Broadcast Acquisition Co., and Broadcast International, Inc.